SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):
April 23, 2004

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	1-9202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)		49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Item 9.          Regulation FD Disclosure

                    ChoiceOne Financial Services, Inc. will hold its annual meeting of shareholders on Thursday, April 29, 2004, at 7:40 p.m., Eastern Daylight Time at which meeting the shareholders will (1) elect four directors; and (2) transact any other business that may properly be brought before the meeting.

                    ChoiceOne is making this meeting accessible to the public by telephone on a listen-only basis. Anyone interested in the meeting may access the meeting on a live basis by dialing 1-800-289-0572 and then entering pass-code 189441.

Forward-Looking Statements

ChoiceOne's discussion during this meeting may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, expressions such as "anticipates," "believes," "expects," "intends," "plans," "is likely," "will," "projects," "estimates," "should," "forecasts," "predicts," "judgment," "opinion" and "view." These statements are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those expressed or implied by forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to, current and future military actions, regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and changes in competitive and regulatory policies and conditions. ChoiceOne undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of the discussion at the meeting.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	April 23, 2004	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/Thomas Lampen
Thomas Lampen Its Vice President and Chief Financial Officer